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                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

              Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                          May 20, 1997


                       CFSB BANCORP, INC.
    (Exact name of registrant as specified in its charter)


          Delaware               0-18609         38-2920051
(State or other jurisdiction  (Commission     (I.R.S. Employer
of incorporation)             File Number)   Identification No.)


      112 East Allegan Street, Lansing, Michigan  48933
     (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:
                        (517) 371-2911

                         Not Applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events
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     On May 20, 1997, the registrant's Board of Directors
approved a ten percent common stock dividend. The common stock dividend will be distributed June 16, 1997, to stockholders of record as of May 30, 1997. The common stock dividend increases the outstanding common stock of the registrant by ten percent to approximately 5.1 million shares. Stockholders of record will receive one share of common stock for each ten shares held. For information regarding the ten percent stock dividend, reference is made to the registrant's press release dated May 20, 1997, which is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7.  Financial Statement, Pro Forma Financial Information and
         Exhibits
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Exhibit 99.1 - Press Release dated May 20, 1997.
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                     CFSB Bancorp, Inc.

                       Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CFSB Bancorp, Inc.
                                         (Registrant)


Date:  May 20, 1997                 By: /s/ Robert H. Becker
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                                        Robert H. Becker
                                        President and
                                        Chief Executive Officer